UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

Tesco Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28778

Alberta	76-0419312
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3993 West Sam Houston Parkway North

Suite 100

Houston, TX 77043-1211

(Address of principal executive offices, including zip code)

713-359-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), the Company expanded the types of revenues disclosed for its business segments. The Company will be disclosing these expanded types of revenues on a going forward basis. For historical comparison, the Company hereby provides revenues by business segment for each of the 2007 quarterly periods as follows (in thousands):

	Three Month Period Ended				Year Ended December 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
REVENUES
Top Drives
- Sales	$34,708	$29,866	$29,164	$33,854	$127,592
- Aftermarket sales and service	9,576	13,089	13,710	15,497	51,872
- Rental	26,978	25,220	29,144	28,339	109,681

Total Top Drive	71,262	68,175	72,018	77,690	289,145

Casing Services
- Conventional	26,530	25,535	27,209	28,929	108,203
- Proprietary	13,863	14,120	11,024	11,445	50,452
- CASING DRILLING®	2,649	1,973	3,639	6,317	14,578

Total Casing Services	43,042	41,628	41,872	46,691	173,233

Total Revenues	$114,304	$109,803	$113,890	$124,381	$462,378

Certain reclassifications have been made to prior 2007 quarter presentation to be consistent with the presentation for the three months ended December 31, 2007. During the three months ended December 31, 2007 we determined that certain CDS™ related product sales and related cost of sales should have been included in the Casing Services business segment. As such we reclassified these revenues and related cost of sales from the Top Drive business unit to the Casing Services business unit.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tesco Corporation

Date: March 25, 2008	By:	/s/Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer